Exhibit 5.2

CONSENT OF ANFIELD SUJIR KENNEDY & DURNO

We hereby consent to the references to our name contained under the heading “Legal Matters” in the Registration Statement on Form F-10 of Rusoro Mining Ltd., dated December 15, 2008.

/S/ ANFIELD SUJIR KENNEDY & DURNO

Vancouver, British Columbia

December 15, 2008